                                                                             4D
                                  THIRTY-THIRD


                             SUPPLEMENTAL INDENTURE


                                      FROM




                            WISCONSIN PUBLIC SERVICE
                                  CORPORATION



                                       TO




               FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION
                      (SUCCESSOR TO FIRSTAR TRUST COMPANY,
                FORMERLY KNOWN AS FIRST WISCONSIN TRUST COMPANY)
                                    TRUSTEE


                               -----------------


                          DATED AS OF DECEMBER 1, 1998


                               -----------------


                                  SUPPLEMENTAL
                                       TO
                        FIRST MORTGAGE AND DEED OF TRUST
                          DATED AS OF JANUARY 1, 1941

                       WISCONSIN PUBLIC SERVICE CORPORATION
                       THIRTY-THIRD SUPPLEMENTAL INDENTURE

                           Dated as of December 1, 1998

                                TABLE OF CONTENTS

                                -----------------

                                                                                 PAGE
                                                                                 ----
     Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Recitals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Form of Bond of Collateral Series A . . . . . . . . . . . . . . . . . . . . .  3
     Form of Trustee's Certificate . . . . . . . . . . . . . . . . . . . . . . . .  5
     Form of Prepayment Record . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Further Recitals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                                     ARTICLE I
                      FORM OF EXECUTION OF BONDS OF NEW SERIES

     Sec. 1.01      Terms of bonds of new series . . . . . . . . . . . . . . . . .   9
     Sec. 1.02      Limitation of new series to $50,000,000. . . . . . . . . . . .   9
     Sec. 1.03      Optional redemption of bonds of new series by Company. . . . .   9
     Sec. 1.04      Notice of, and selection of bonds of new series for,
                    redemption . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Sec. 1.05      Redemption in event of default under section 6.01 of the
                    Senior Indenture . . . . . . . . . . . . . . . . . . . . . . .  11
     Sec. 1.06      Partial redemption and payments of redemption price without presentation of bonds and new series . . . . . . . . . . . . .  11
     Sec. 1.07      Company not obligated to make any transfer of bonds of new series for fifteen days before any interest payment date . . .  12
     Sec. 1.08      Charges for transfer of bonds of new series. . . . . . . . . .  12
     Sec. 1.09      Bonds of new series may be signed by facsimile signatures of
                    Company officers . . . . . . . . . . . . . . . . . . . . . . .  12
     Sec. 1.10      Payment dates falling on Saturday, Sunday or legal
                    holiday. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Sec. 1.11      Bonds of new series redeemed or paid not reissuable, but may be basis for issuance of bonds of different series,
                    credits or cash withdrawals. . . . . . . . . . . . . . . . . .  12

                                     ARTICLE II
                                CONFIRMATION OF LIEN

     Sec. 2.01      Granting clauses and habendum. . . . . . . . . . . . . . . . .  12

                                       i


                                   ARTICLE III
                       PARTICULAR COVENANTS OF THE COMPANY

     Sec. 3.01      Duly authorized by law to execute and deliver Supplemental
                    Indenture and issue bonds. . . . . . . . . . . . . . . . . . .  13
     Sec. 3.02      Covenant of lawful possession, right to mortgage
                    property and to maintain lien of Indenture.. . . . . . . . . .  13
     Sec. 3.03      Payment of principal and interest. . . . . . . . . . . . . . .  13
     Sec. 3.04      Nonliability of Trustee. . . . . . . . . . . . . . . . . . . .  14

                                     ARTICLE IV
                                   MISCELLANEOUS

     Sec. 4.01      Recitals not made by Trustee.  No representations made by
                    Trustee.  Trust accepted subject to terms and conditions of
                    Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Sec. 4.02      Supplemental Indenture to be construed as part of Indenture. .  14
     Sec. 4.03(a)   References to either party to Supplemental Indenture
                    includes successors or assigns . . . . . . . . . . . . . . . .  14
              (b)   Table of contents and descriptive headings of articles not to affect meaning. . . . . . . . . . . . . . . . . . . . . . .  14
     Sec. 4.04(a)   Trust Indenture Act requirements control . . . . . . . . . . .  14
              (b)   Severability of Supplemental Indenture provisions and
                    bond provisions. . . . . . . . . . . . . . . . . . . . . . . .  14
     Sec. 4.05      Provisions for execution in counterparts . . . . . . . . . . .  15
     Sec. 4.06      Supplemental Indenture effective on execution and
                    delivery . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Sec. 4.07      Names and addresses of debtor and secured party. . . . . . . .  15

          THIRTY-THIRD SUPPLEMENTAL INDENTURE, made as of the 1st day of December, 1998, by and between WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Green Bay in said State (hereinafter sometimes called the "Company"), party of the first part, and FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION (successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), a national banking association duly organized and existing under and by virtue of the laws of the United States, having its principal office in the City of Milwaukee in the State of Wisconsin, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

          WHEREAS, the Company has heretofore executed and delivered to the predecessor of the Trustee its First Mortgage and Deed of Trust made as of January 1, 1941 (hereinafter referred to as the "1941 Mortgage") and has heretofore executed and delivered to the predecessor of the Trustee supplemental indentures dated and hereinafter referred to as follows:

        SUPPLEMENTAL INDENTURE
             DATED (AS OF)                    HEREINAFTER REFERRED TO AS
        ----------------------                --------------------------
 November 1, 1947 . . . . . . . . . .  First Supplemental Indenture*
 August 1, 1948 . . . . . . . . . . .  Second Supplemental Indenture
 September 1, 1949. . . . . . . . . .  Third Supplemental Indenture
 November 1, 1950 . . . . . . . . . .  Fourth Supplemental Indenture*
 May 1, 1953. . . . . . . . . . . . .  Fifth Supplemental Indenture*
 January 1, 1954. . . . . . . . . . .  Sixth Supplemental Indenture
 October 1, 1954. . . . . . . . . . .  Seventh Supplemental Indenture
 December 1, 1957 . . . . . . . . . .  Eighth Supplemental Indenture
 November 1, 1959 . . . . . . . . . .  Ninth Supplemental Indenture
 October 1, 1963. . . . . . . . . . .  Tenth Supplemental Indenture
 June 1, 1964 . . . . . . . . . . . .  Eleventh Supplemental Indenture
 November 1, 1967 . . . . . . . . . .  Twelfth Supplemental Indenture
 April 1, 1969. . . . . . . . . . . .  Thirteenth Supplemental Indenture
 August 1, 1970 . . . . . . . . . . .  Fourteenth Supplemental Indenture
 May 1, 1971. . . . . . . . . . . . .  Fifteenth Supplemental Indenture
 August 1, 1973 . . . . . . . . . . .  Sixteenth Supplemental Indenture*
 September 1, 1973. . . . . . . . . .  Seventeenth Supplemental Indenture
 October 1, 1975. . . . . . . . . . .  Eighteenth Supplemental Indenture
 February 1, 1977 . . . . . . . . . .  Nineteenth Supplemental Indenture
 July 15, 1980. . . . . . . . . . . .  Twentieth Supplemental Indenture
 December 1, 1980 . . . . . . . . . .  Twenty-First Supplemental Indenture*
 April 1, 1981. . . . . . . . . . . .  Twenty-Second Supplemental Indenture
 February 1, 1984 . . . . . . . . . .  Twenty-Third Supplemental Indenture
 March 15, 1984 . . . . . . . . . . .  Twenty-Fourth Supplemental Indenture
 October 1, 1985. . . . . . . . . . .  Twenty-Fifth Supplemental Indenture


        SUPPLEMENTAL INDENTURE
             DATED (AS OF)                    HEREINAFTER REFERRED TO AS
        ----------------------                --------------------------
 December 1, 1987 . . . . . . . . . .  Twenty-Sixth Supplemental Indenture*
 September 1, 1991. . . . . . . . . .  Twenty-Seventh Supplemental Indenture
 July 1, 1992 . . . . . . . . . . . .  Twenty-Eighth Supplemental Indenture
 October 1, 1992. . . . . . . . . . .  Twenty-Ninth Supplemental Indenture
 February 1, 1993 . . . . . . . . . .  Thirtieth Supplemental Indenture
 July 1, 1993 . . . . . . . . . . . .  Thirty-First Supplemental Indenture
 November 1, 1993 . . . . . . . . . .  Thirty-Second Supplemental Indenture


------------------

*Includes amendments to or modifications of certain provisions of the 1941 Mortgage.

(said 1941 Mortgage, as supplemented, amended or modified by the aforesaid Supplemental Indentures, being hereinafter referred to as the "Indenture", except as such term is differently defined and used in and for the purposes of the Form of Bond of Collateral Series A and the Form of Trustee's Certificate hereinafter set forth), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the Trustee, and to its respective successors in trust, upon the terms, conditions and trusts therein set forth, all the property as therein described, real, personal and mixed, then owned or thereafter acquired by the Company, with certain exceptions as in the granting clauses and definitions of the Indenture set forth, to be held by the Trustee in trust, under the terms and subject to the conditions of the Indenture, as security for the bonds of the Company issued and to be issued thereunder in accordance with the provisions of the Indenture; and

          WHEREAS, Section 2.01 of the 1941 Mortgage provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

          WHEREAS, the Company has heretofore issued and there are now outstanding, in accordance with the provisions of the 1941 Mortgage and said Supplemental Indentures bonds of several series designated "First Mortgage Bonds, 8.80% Series due September 1, 2021", "First Mortgage Bonds, 6c% Series due October 1, 2005", "First Mortgage Bonds, 7.30% Series due October 1, 2002", "First Mortgage Bonds, 6.80% Series due February 1, 2003", "First Mortgage Bonds, 7c% Series Due July 1, 2023" and First Mortgage Bonds Due February 1, 2013; and

          WHEREAS, the Company has agreed to issue $50,000,000 in aggregate principal amount of Senior Notes, 6.08% Series Due December 1, 2028 (the "Related Securities") pursuant to an Indenture, dated as of December 1, 1998, between the Company and Firstar Bank Milwaukee, N.A., as trustee (the "Senior Trustee"); and

          WHEREAS, in order to secure the Company's obligations to pay principal, premium, if any, and interest on the Related Securities, the Company is desirous of providing for the issuance under the Indenture of bonds of a new series designated as "First Mortgage Bonds, Collateral Series A", in an aggregate principal amount of not more than $50,000,000, the bonds of said series to be issued as registered bonds without coupons in any denominations that the Company may from time to time execute and deliver, the bonds of said series, the Trustee's Certificate, and the Form of Prepayment Record to be substantially in the tenor following:

                    (Form of Bond of Collateral Series A)

                    WISCONSIN PUBLIC SERVICE CORPORATION


             (Incorporated under the laws of the State of Wisconsin)
                     First Mortgage Bond, Collateral Series A
No._____________                                            $___________

THE FIRST MORTGAGE BONDS, COLLATERAL SERIES A (HEREINAFTER, "COLLATERAL BONDS"), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION, AS TRUSTEE (IN SUCH CAPACITY, THE "SENIOR TRUSTEE") UNDER AN INDENTURE, DATED AS OF DECEMBER 1, 1998, BETWEEN THE COMPANY AND THE SENIOR TRUSTEE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE THERETO DATED AS OF DECEMBER 1, 1998 (AS SO SUPPLEMENTED, THE "SENIOR INDENTURE"). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $50,000,000 AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES, 6.08% SERIES DUE DECEMBER 1, 2028 (THE "RELATED SECURITIES") ISSUED PURSUANT TO THE SENIOR INDENTURE.

THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR SENIOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED SECURITIES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED SECURITIES.

THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED SECURITIES.

          WISCONSIN PUBLIC SERVICE CORPORATION, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the Company), for value received, hereby promises to pay to FIRSTAR BANK MILWAUKEE, N.A., NATIONAL

ASSOCIATION, as trustee for the benefit of the holders of Related Securities, or registered assigns (in such capacity, the "Senior Trustee"), on the 1st day of December, 2028, the sum of _____________________ DOLLARS ($___________) in lawful money of the United States of America, and to pay interest thereon from the date hereof at the rate of six and eight hundredths per cent (6.08%) per annum, in like money, until the principal hereof becomes due and payable, said interest being payable on the 1st day of June and on the 1st day of December in each year commencing June 1, 1999. The principal and interest so payable on any June 1 or December 1 will be paid to the person or entity in whose name this bond is registered, at the address thereof as it appears on the Company's books for registration and registration of transfer.

          The provisions of this bond are continued on the reverse hereof or attached pages and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          This bond shall not be valid or become obligatory for any purpose unless and until Firstar Bank Milwaukee, N.A., National Association (successor to First Wisconsin Trust Company), as Trustee under the Indenture, or its successors thereunder, shall have signed the certificate of authentication endorsed hereon.

          IN WITNESS WHEREOF, WISCONSIN PUBLIC SERVICE CORPORATION has caused this bond to be signed in its name by the manual or facsimile signature of its President or a Vice President and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated as of:



                                        WISCONSIN PUBLIC SERVICE CORPORATION,



                                        By:
                                           ------------------------------------
                                                  ______ President
Attest:


-----------------------------
____________ Secretary

                        (Form of Trustee's Certificate)

          This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture and Supplemental Indenture.



                               FIRSTAR BANK MILWAUKEE, N.A.,
                                 NATIONAL ASSOCIATION
                                   As Trustee


                              By:
                                 ---------------------------------------
                                        Authorized Signature


         (TEXT APPEARING ON REVERSE SIDE OF BOND OR ATTACHED PAGES)

          This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except in so far as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any specific series) by a First Mortgage and Deed of Trust (herein called the "Indenture") dated as of January 1, 1941, executed by the Company to First Wisconsin Trust Company (subsequently succeeded by Firstar Bank Milwaukee, National Association, herein called the Trustee), as Trustee, to which Indenture and all instruments supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and any instruments supplemental thereto and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided. This bond is one of a series created by a Supplemental Indenture (herein called the "Supplemental Indenture") dated as of December 1, 1998, between the Company and the Trustee, which is supplemental to the Indenture.

          The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Bonds of this Series as collateral for the benefit of the holders of the Related Securities under all circumstances and not to transfer (except to a successor trustee) such Bonds until the earlier of the Release Date or the prior retirement of the Related Securities through redemption, repurchase or otherwise. "Release Date" means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Indenture, other than the Bonds of this Series and other Bonds pledged as security for Securities issued under the Senior Indenture (collectively "Collateral Bonds"), have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Securities of the occurrence of the Release Date. As a result, on the Release Date, the Bonds of this Series shall cease to secure the Related Securities. Following the Release Date, the Company shall cause the Indenture to be discharged, and the Company shall not issue any additional Collateral Bonds thereunder, and from and after the Release Date, the Company's obligations in respect of the Collateral Bonds shall be satisfied and discharged.

          With the consent of the Company and to the extent permitted by and as provided in the Indenture and/or any instruments supplemental thereto, the rights and obligations of the Company and/or of the holders of the bonds, and/or terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by consent of the holders of at least seventy percent (70%) in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture without the consent of the holder hereof.

          The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and shall not be affected by any notice to the contrary.

          The bonds of this Series are subject to redemption, prior to maturity, at the option of the Company in whole at any time or in part from time to time, upon payment of a redemption price equal to the greater of (i) 100% of the principal amount of the bonds to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the Supplemental Indenture) plus two-tenths of one percent (.20%), plus in each case accrued interest thereon to the redemption date, all subject to the conditions and as more fully set forth in the Indenture and the Supplemental Indenture.

          Notice of any such redemption shall be hand delivered or mailed not less than thirty (30) days prior to the redemption date to the registered owner of the bonds so to be redeemed, at its address as the same shall appear on the Company's books for registration and registration of transfer, all subject to the conditions and as more fully set forth in the Indenture and in the Supplemental Indenture, except that no newspaper publication shall be required.

          In the event that an event of default under Section 6.01 of the Senior Indenture has occurred and is continuing, and the Senior Trustee has declared the principal of all of the Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) under Section 6.02 of the Senior Indenture, then the Company shall call for redemption and redeem all of the bonds of this series then outstanding at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date. The redemption date shall be the accelerated maturity date of the Related Securities, and no prior notice of such redemption to the Trustee or the Senior Trustee shall be required.

          This bond is nontransferable except to the Senior Trustee and successor trustees thereto. To the extent that it is transferable, it is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the principal office of the Trustee at Milwaukee, Wisconsin, upon surrender hereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of the same maturity and interest rate and of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Indenture and the Supplemental Indenture.

          No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture or any instrument supplemental thereto, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

                               (END OF TEXT OF BOND)

                         (Form of Prepayment Record)

                               PREPAYMENT RECORD

                     PRINCIPAL AMOUNT OF BOND $__________

                     DATE OF MATURITY:  December 1, 2028

        PREPAYMENTS ON PRINCIPAL
        ------------------------
                                            BALANCE          SIGNATURE OF  AUTHORIZED
       AMOUNT               DATE          OUTSTANDING           OFFICER AND TITLE
       ------               ----          -----------           -----------------




and

          WHEREAS, the 1941 Mortgage provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of providing the terms and conditions of the issue of the bonds of any new series; and

          WHEREAS, the Company is presently engaged within the States of Wisconsin and Michigan in transmitting, conveying, distributing, supplying and serving electricity and gas and intends that this Supplemental Indenture shall be received for record and for filing in the appropriate public offices of said States or of any other jurisdiction in which there may be located from time to time properties intended to be subject to the lien of the Indenture in the manner and with the effect provided by their respective laws in respect to mortgages by, and security interests in existing and hereafter acquired properties of, a corporation so engaged; and

          WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of bonds as in this Supplemental Indenture and the Indenture provided have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

          WHEREAS, all things necessary to make the bonds of Collateral Series A, when duly issued and executed by the Company, and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make the Indenture and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed and the issue of said bonds, as in this Supplemental Indenture and the Indenture provided, has been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: Wisconsin Public Service Corporation, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with Firstar Bank Milwaukee, National Association, as Trustee, as follows:

                                   ARTICLE I.

                     FORM AND EXECUTION OF BONDS OF NEW SERIES

          SECTION 1.01. There is hereby created, for issuance under the Indenture on the date of authentication and delivery of the Related Securities, a series of bonds designated as Collateral Series A (herein sometimes referred to as the bonds of Collateral Series A), each of which shall bear the descriptive title "First Mortgage Bond, Collateral Series A". The bonds of said series shall be issued only in the form of registered bonds without coupons and shall be substantially of the tenor and purport, and in the form, hereinbefore recited. The bonds of said series shall mature on December 1, 2028, and shall be issued in any denominations that the Company may execute and deliver. The bonds of said series shall bear interest at the rate of six and eight hundredths percent (6.08%) per annum, payable semiannually on June 1 and December 1 of each year commencing June 1, 1999. Bonds of said series issued prior to June 1, 1999 shall be dated as of December 1, 1998 and bonds of said series issued on and after June 1, 1999 shall be dated as provided in Section 2.09 of the 1941 Mortgage. Principal and interest will be payable to the registered owner of the bonds of said series, and at the address thereof, appearing on the Company's books for registration and registration of transfer. Said bonds will be nontransferable except to the Senior Trustee and successors thereto, if any.

          SECTION 1.02. The aggregate principal amount of all bonds of Collateral Series A which may at any time be certified, issued and outstanding shall be limited to $50,000,000, and bonds of said series may be executed, authenticated, delivered and issued hereunder from time to time subject to the restrictions and provisions contained in this Supplemental Indenture and in the 1941 Mortgage.

          SECTION 1.03. The bonds of Collateral Series A are subject to redemption prior to maturity at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Yield (as hereinafter defined) plus two-tenths of one percent (.20%), plus in each case accrued interest to the date of redemption. The redemption price shall be set forth in an Officers' Certificate delivered to the Trustee on or before the redemption date.

          "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of Collateral Series A that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Collateral Series A. "Independent Investment Banker" means Salomon Smith Barney Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Referenced Treasury Dealer Quotations for such redemption date or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

          "Reference Treasury Dealer" means (i) each of Salomon Smith Barney Inc. ("Salomon") and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, Salomon, PROVIDED, HOWEVER, that if Salomon or any of its designees shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer or Dealers selected by the Company.

          SECTION 1.04. In the event that the Company shall desire to exercise its right to redeem and pay all or any part of the bonds of Collateral Series A pursuant to Section 1.03, it shall, except as modified herein, comply with the terms and conditions of Article XI of the Indenture with regard to the redemption of bonds of any series secured thereby, and such redemption shall be made under and subject to the terms and provisions of said Article XI and in the manner and with the effect stated therein; provided, however, (a) the Company shall specify, in accordance with the provisions of this Supplemental Indenture, those bonds of Collateral Series A which are to be redeemed if only a part thereof are to be redeemed, and payments in redemption of bonds of Collateral Series A shall be made directly by the Company to the registered owners of the bonds entitled thereto; and
(b) the provisions of Section 11.03(b) of the 1941 Mortgage shall not be applicable to any such redemption. The Company shall not exercise any option to redeem on any date all or any part of the bonds of Collateral Series A unless it shall give a valid direction under the Senior Indenture for the redemption on such date of an equal amount of Related Securities. Notice of each such redemption shall be hand delivered or mailed, by certified mail, with return receipt requested, at least forty-five (45) days prior to the redemption date, to the registered owner of the bonds which are to be redeemed at its address appearing on the Company's books for registration and registration of transfer. Such delivery or mailing (but not the receipt thereof or the return of the receipt so requested) shall be a condition to the redemption of the bonds. All bonds so redeemed shall forthwith be delivered to the Trustee and cancelled, but only when the principal, premium, if any, and accrued interest thereon is paid in full. The Trustee, when required to select bonds of Collateral Series A for redemption, shall promptly notify the Company, and the Company, when selecting bonds of Collateral Series A for redemption, shall promptly notify the Trustee, in writing of the distinctive numbers of the bonds selected for redemption in whole or in part. For the purpose only of complying with the Indenture (particularly Section 11.02 thereof) in connection with the redemption of bonds of Collateral Series A, for each $1,000 principal amount of bonds authenticated and delivered hereunder there shall be assigned a number in such manner and at such time as the Trustee or the Company shall deem appropriate.

          SECTION 1.05. The Company shall call for redemption all of the bonds of the Collateral Series A then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date, in the event that an event of default has occurred and is continuing under Section 6.01 of the Senior Indenture, and the Senior Trustee has declared the principal of all Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) pursuant to Section 6.02 of the Senior Indenture. The redemption date shall be the accelerated maturity date of the Related Securities; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the bonds of Collateral Series A, the acceleration of the Related Securities is waived or annulled. Any provision of Article XI of the Indenture notwithstanding, no prior notice of such redemption of the bonds of Collateral Series A to the Trustee or the Senior Trustee shall be required.

          SECTION 1.06. Subject to the provisions of Section 1.04, Bonds of Collateral Series A may be redeemed in part, but the portion of any such bond so redeemed in part shall be One Thousand Dollars ($1,000) or an integral multiple thereof. In case any bond shall be redeemed in part only, payment of the redemption price of such portion of the bond of Collateral Series A shall be made by the Company (or Trustee, as the case may be) to the registered owner thereof, at its address appearing on the Company's books for registration and registration of transfer of bonds of Collateral Series A without presentation or surrender thereof, provided there is on file with the Company and Trustee (and not theretofore rescinded by written notice from such registered owner to the Company and Trustee) a written commitment from such registered owner to the effect that (1) payments will be so made, and
(2) such registered owner will make notations on such bond or a paper attached thereto of the portion thereof so redeemed. Prior to any transfer by the registered owner of any bond of Collateral Series A, the same shall be surrendered to the Company or Trustee for appropriate notation thereon of, or in exchange for a new bond or bonds for, the unredeemed balance of the principal amount thereof. The Trustee shall not be under any duty to determine that any of the notations mentioned herein have been made or be liable in any manner with respect thereto.

          SECTION 1.07. The Company shall not be obligated to make any transfer of bonds of Collateral Series A for a period of fifteen (15) calendar days next preceding any interest payment date, or next preceding any selection by lot of bonds to be redeemed. The Company shall not be obligated to make transfers of any bonds called or being called for redemption.

          SECTION 1.08. No charge shall be made to any registered owner of any bond of Collateral Series A for any transfer of bonds of said series except for any tax or other governmental charge required to be paid in connection therewith.

          SECTION 1.09. The signatures of the President or a Vice President and of the Secretary or an Assistant Secretary upon the bonds of Collateral Series A may be facsimile signatures imprinted or otherwise reproduced on such bonds. Any such facsimile signature shall have the same effect and shall be subject to the same provisions set forth in Section 2.13 of the 1941 Mortgage as to signatures upon bonds generally.

          SECTION 1.10. In the event that an interest payment or maturity date or a date fixed for redemption of any bond of Collateral Series A shall be a Saturday, Sunday or a legal holiday or a day on which banking institutions in the city of location of the registered address of the owner are authorized by law to close, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions in the city of location of the registered address of the owner are authorized by law to close, with the same force and effect as if made on the date of maturity, interest date, or the date fixed for redemption, and no interest shall accrue for the period after such date.

          SECTION 1.11. Bonds of Collateral Series A which have been redeemed or have been paid at maturity shall not be reissued as bonds of said series, but may be made the basis for the issuance of additional bonds of any series hereafter created, or credits may be taken or cash withdrawn on the basis thereof under any applicable provisions of the 1941 Mortgage or any future supplemental indenture.


                                  ARTICLE II.

                             CONFIRMATION OF LIEN

          SECTION 2.01. The Company, in order to record the description of, and confirm unto the Trustee, certain property acquired after the execution and delivery of the 1941 Mortgage and now subject to the lien thereof by virtue of the provisions of the 1941 Mortgage conveying to the Trustee property acquired after its execution and delivery, by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Firstar Bank Milwaukee, National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by other provisions of the Indenture and this Supplemental Indenture, all of the property described and mentioned or enumerated or referred to in a schedule hereto annexed and marked Schedule A, reference to said schedule for a description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length;

          Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof;

          To have and to hold all said properties, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in the 1941 Mortgage; but in trust, nevertheless, for the same purposes and upon the same conditions as are fully set forth in the Indenture, which is hereby referred to.

                                 ARTICLE III.

                     PARTICULAR COVENANTS OF THE COMPANY

          In addition to the covenants contained in the Indenture, the Company hereby covenants as follows:

          SECTION 3.01. That it is duly authorized under the laws of the State of Wisconsin and under all other applicable provisions of law to create and issue the bonds of Collateral Series A, and to execute and deliver this Supplemental Indenture, and that all corporate action on its part for the creation and issue of said bonds and the execution of this Supplemental Indenture has been duly and effectually taken, and that said bonds when issued and delivered to the owners thereof are and will be valid and enforceable obligations of the Company, and that the Indenture is and always will be a valid mortgage and deed of trust to secure the payment of said bonds.

          SECTION 3.02. That it is lawfully possessed of all the property mortgaged and pledged by the Indenture; that it will maintain and preserve the lien of the Indenture on the property mortgaged and pledged thereby in accordance with the terms thereof and hereof so long as any of the bonds issued thereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the property mortgaged and pledged thereby as provided in and by the Indenture; and that the same is free and clear of all liens and encumbrances, except permissible encumbrances as defined in the Indenture.

          SECTION 3.03. That the Company will duly and punctually pay to the registered owner of bonds of Collateral Series A issued under and secured by the Indenture and this Supplemental Indenture the principal and interest of said bonds at the dates and place and in the manner mentioned in such bonds.

          SECTION 3.04. That the Trustee shall not incur any liability by reason of any default, failure or delay on the part of the Company to observe or perform its covenants contained in this Article III.

                                   ARTICLE IV.

                                  MISCELLANEOUS

          SECTION 4.01. The recitals of fact herein and in the bonds hereby created contained (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee. The Trustee makes no representations as to the validity of this Supplemental Indenture or of the bonds issued under the Indenture by virtue hereof. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

          SECTION 4.02. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

          SECTION 4.03. (a) Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

          (b) The table of contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          SECTION 4.04. (a) If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or of the Indenture required or deemed to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

          (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the bonds, issued hereunder and under the Indenture should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

          SECTION 4.05. This Supplemental Indenture may be executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          SECTION 4.06. This Supplemental Indenture shall be effective and binding from and after the time of actual execution and delivery thereof, notwithstanding the fact that such execution and delivery may occur prior or subsequent to December 1, 1998.

          SECTION 4.07. The debtor and its mailing address is WISCONSIN PUBLIC SERVICE CORPORATION, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION, Corporate Trust Department, 1555 North RiverCenter Drive, Suite 301, Milwaukee, Wisconsin 53212.

          IN WITNESS WHEREOF, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its Chairman, President or Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and the party of the second part has caused its corporate name and seal to be hereunto affixed, and this Supplemental Indenture to be signed by its President, a Vice President or an Assistant Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, all done as of the first day of December, 1998.

                              WISCONSIN PUBLIC SERVICE CORPORATION,


                              By:  /s/ Daniel P. Bittner
                                  --------------------------------
                                   Daniel P. Bittner,
                                   Senior Vice President-Finance
(SEAL)

Attest:

/s/ Francis J. Kicsar
-------------------------------------
Francis J. Kicsar
Secretary

Executed by Wisconsin Public Service
  Corporation, in presence of:

/s/ Diane L. Behling
-------------------------------------
Diane L. Behling

/s/ Patti L. Herrmann
-------------------------------------
Patti L. Herrmann

                              FIRSTAR BANK MILWAUKEE, N.A.,
                                  NATIONAL ASSOCIATION
                                   As Trustee,


                              By:  /s/ Amy E. Nolde
                                  -----------------------------------
                                   Amy E. Nolde
                                   Assistant-Vice President
(SEAL)

Attest:


/s/ Yvonne Siira
-------------------------------------
Yvonne Siira
Assistant Secretary

Executed by Firstar Bank Milwaukee, N.A., National Association in presence of:

/s/ Lori E. Sandvik
-------------------------------------
Lori E. Sandvik, Assistant Secretary

/s/ Peter M. Brennan
-------------------------------------
Peter M. Brennan, Assistant Secretary

STATE OF WISCONSIN       }
                         }  ss.
BROWN COUNTY             }

          Personally came before me this 15th day of December, A.D. 1998, Daniel P. Bittner, to me known to be the Senior Vice President-Finance, and Francis J. Kicsar, to me known to be the Secretary of the above-named WISCONSIN PUBLIC SERVICE CORPORATION, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Daniel P. Bittner and Francis J. Kicsar then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

          Given under my hand and notarial seal this 15th day of December, A.D. 1998.

                              /s/ Barth J. Wolf
                              -----------------------------------------
                              Barth J. Wolf
                              Notary Public, Brown County, Wisconsin
                              My commission is permanent.

(NOTARIAL SEAL)

STATE OF WISCONSIN       }
                         }  ss.
MILWAUKEE COUNTY         }

          Personally came before me this 15TH day of December, A.D. 1998, AMY
E. NOLDE, to me known to be a Vice President and YVONNE SIIRA, to me known to be an Assistant Secretary of the above-named FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said AMY E. NOLDE and YVONNE SIIRA then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

          Given under my hand and notarial seal this 15TH day of December, A.D. 1998.

                              /s/ F. J. Gingrasso
                              --------------------------------------
                              F. J. Gingrasso
                              Notary Public, Milwaukee County, Wisconsin
                              My commission is permanent

(NOTARIAL SEAL)




This instrument was drafted by Attorney Michael S. Nolan of the law firm of Foley & Lardner, Milwaukee, Wisconsin.